UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 11, 2005

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, or registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Arthur J. Gallagher & Co. announced that, late this afternoon, a jury in the Fourth District Court for the State of Utah awarded damages against its subsidiary, AJG Financial Services, Inc., and in favor of Headwaters Incorporated (“Headwaters”) in the amount of $175 million. The jury award relates to the previously disclosed trial of a license agreement dispute lawsuit brought by Headwaters against AJG Financial Services, Inc. In its answer to the complaint, AJG Financial Services had asserted counterclaims against Headwaters. The jury made no award under these counterclaims.

J. Patrick Gallagher, Jr., President and CEO, stated, “We strongly disagree with the jury’s decision. We believe we have not breached the contract nor owe any payments under the contract.”

Gallagher intends to file a prompt and timely motion with the trial court to set aside the verdict and order a new trial. If the verdict is not set aside, Gallagher intends to ask the court to reduce the amount of damages awarded. If the request for a new trial is denied, Gallagher intends to pursue an appeal of the verdict.

Item 9.01.    Financial Statements and Exhibits

Exhibit Index

99	Press Release, dated February 11, 2005, issued by Arthur J. Gallagher & Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: February 11, 2005	/s/ Douglas K. Howell
Douglas K. Howell Vice President and Chief Financial Officer (principal financial officer and duly authorized officer)

Arthur J. Gallagher & Co.

Current Report On Form 8-K

Exhibit Index

Exhibit No.	Description

99	Press Release, dated February 11, 2005, issued by Arthur J. Gallagher & Co.